Exhibit 10.4

Jerrick Media Holdings, Inc. 2050 Center Ave, Suite 640 Fort Lee, NJ 07024 (201) 258- 3770

July 27, 2018

<<Investor>>

<<Address>>

VIA ELECTRONIC MAIL

Re:	Agreement to Convert – Series A Preferred Stock

Dear <<Salutation>> <<Last Name>>:

You are being sent this letter as a holder of <<SeriesA>> shares of Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”) of Jerrick Media Holdings, Inc. (the “Company”), which are currently convertible into <<CommonA>> shares (the “Conversion Shares”) of the Company's common stock, par value $.001 per share (the “Common Stock”), inclusive of accrued and unpaid dividends and liquidated damages, if any. As an incentive to the requested conversion as set forth below, the Company has agreed to issue you a warrant to purchase shares of the Company’s Common Stock at an exercise price of $0.30 equal to 50% of the Conversion Shares (the “Incentive Warrant”).

Our Current Financing

As you may be aware, the Company is currently in the process of pursuing a private offering of units of its securities (the “Units”) in the amount up to $5,000,000 (the “Offering”). Each Unit consists of (i) one share of the Company’s Common Stock (the “Shares”) at a price of $0.25 per share (the “Share Price”), and (ii) a five-year warrant (the “Warrant”) to purchase that amount of shares of the Company’s Common Stock equal to one hundred percent (100%) of the Shares at an exercise price of $0.30 per share.

What We Need From You

By executing and delivering this letter, you will hereby agree to automatically convert upon the closing of the Company’s Offering (the “Conversion”), your <<SeriesA>> shares of Series A Preferred Stock into <<CommonA>> shares of the Company’s common stock at a $0.164 per share conversion price (the “Conversion Price”). In addition, pursuant to the Conversion, you will receive <<Div Common>> shares of Common Stock as payment for accrued and unpaid dividends, from the date of inception of the Company through August 15, 2018 amounting to <<Dividends>>, owed pursuant to your ownership of the shares of Series A Preferred Stock and converted hereunder. You will also receive an Incentive Warrant to purchase <<Incentive Warrant>> shares of Common Stock at the exercise price of $0.30 per share.

To effect the Conversion and issuance of the Incentive Warrant, the Company requests that you (i) complete and execute the enclosed Notice of Conversion (“Notice of Conversion”); (ii) send scanned copies of the executed Notice of Conversion to the Company; (iii) send to the Company, originally executed copies of the Notice of Conversion, together with your original Series A Preferred Stock certificate

By your agreement and acknowledgment below, this Letter Agreement shall serve as written confirmation that:

(a) You agree to the terms of the Conversion.

(b) You acknowledge and agree that, upon Conversion at the execution hereof, you waive your rights under the Series A Preferred Stock with respect to Company’s defaults, events of default or failure to comply with covenants, if any, arising therefrom through the date hereof.

(c) You acknowledge and agree that legends will be placed on the certificates representing the shares of Common Stock to be issued to you upon the Conversion to the effect that such securities have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s books.

By signing below, this Letter Agreement shall serve as written confirmation that you have reviewed this Letter Agreement (and consulted with your legal and tax advisors to the extent you deemed necessary) and agree to the terms and conditions of the Conversion at the Conversion Price as described herein. Upon execution hereof, you understand that you will be releasing and discharging the Company and its affiliates from any and all obligations and duties that such persons may have to you with respect to the Series A Preferred Stock and the Series A Preferred Stock associated therewith will be of no further force or effect.

This Letter Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Letter Agreement. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to choice of law principles. This Letter Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. In case any provision of this Letter Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Letter Agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The parties hereby consent and agree that if this Letter Agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this Letter Agreement.

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Please indicate confirmation of the terms provided herein by executing and returning this letter in the space provided below.

Very truly yours,

JERRICK MEDIA HOLDINGS, INC.

By:	/s/ Jeremy Frommer
Name:	Jeremy Frommer
Title:	Chief Executive Officer

Date:	7/27/18

ACCEPTED AND AGREED:

By:
Name:
Title:

Date:

***REMAINDER OF PAGE INTENTIONALLY LEFT BLANK***

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JERRICK MEDIA HOLDINGS, INC. (the “Company”)
NOTICE OF CONVERSION

Conversion of <<SeriesA>> shares of Series A Cumulative Convertible Preferred Stock.

The undersigned hereby elects to convert all (<<SeriesA>> shares) of the Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”) held by the undersigned into shares of the Company’s Common Stock according to the provisions hereof and the terms of the Preferred Stock, at the date of close of the current financing round but no later than August 15th, 2018.

Applicable Conversion Price Per Share: $0.164025

Number of Shares of Common Stock Issuable at Conversion Price: <<CommonA>>

Number of Shares of Common Stock Issuable as Payment for Accrued and Unpaid Dividends, from the date of inception through August 15, 2018: <<Div Common>>

Calculation: Based on Accrued Dividends of <<Dividends>> as of August 15, 2018

Aggregate Number of Shares of Common Stock Issuable Pursuant to Conversion: <<Total Common>>

Incentive Warrant: Additional $0.30 Warrant Coverage for Conversion of Preferred Shares and Accrued Dividends as of August, 15 2018: <<Incentive Warrant>>

Calculation = <<Total Common>> x 50% = <<Incentive Warrant>>

Certificate(s) for all of the Series A Convertible Preferred Stock owned by the undersigned is being delivered herewith.

By:
<<Investor>>
Name:
Title:
Date:

Deliveries Pursuant to this Notice of Conversion Should Be Made to:

Jerrick Media Holdings, INC

2050 Center Ave, Suite 640

Fort Lee, NJ 07024

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